                                                                    EXHIBIT 20.2

(WFS FINANCIAL LOGO)


                        WFS FINANCIAL 2003-3 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended October 31, 2003
                   for Distribution Date of November 20, 2003


COLLECTIONS                                                                                     DOLLARS
Payments received                                                                            119,980,473.02
      Plus / (Less) :
                Net Servicer Advances                                                            851,958.10
                                                                                           ----------------

Total Funds Available for Distribution                                                       120,832,431.12
                                                                                           ================



DISTRIBUTIONS

      Servicing Fee                                                        3,548,035.00
      Trustee and Other Fees                                                 564,200.00
      Net Swap Payments                                                      724,335.66
                                                                          -------------

Total Fee Distribution                                                                         4,836,570.66

      Note Interest Distribution Amount - Class A-1           724,281.25
      Note Interest Distribution Amount - Class A-2         1,331,588.89
      Note Interest Distribution Amount - Class A-3A        1,058,870.56
      Note Interest Distribution Amount - Class A-3B        1,087,543.33
      Note Interest Distribution Amount - Class A-4         3,220,208.33
                                                           -------------

Total Class A Interest Distribution                                        7,422,492.36

      Note Principal Distribution Amount - Class A-1       98,891,024.23
      Note Principal Distribution Amount - Class A-2                0.00
      Note Principal Distribution Amount - Class A-3A               0.00
      Note Principal Distribution Amount - Class A-3B               0.00
      Note Principal Distribution Amount - Class A-4                0.00
                                                           -------------

Total Class A Principal Distribution                                      98,891,024.23
                                                                          -------------

Total Principal and Interest Distribution                                                    106,313,516.59

      Spread Account Deposit                                                                   9,682,343.87
                                                                                           ----------------

Total Distributions                                                                          120,832,431.12
                                                                                           ================

                        WFS FINANCIAL 2003-3 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended October 31, 2003
                   for Distribution Date of November 20, 2003



PORTFOLIO DATA:

                                                       # of loans
      Beginning Aggregate Principal Balance                99,993                                1,650,000,000.00

          Less: Principal Balance                               0          (47,569,243.77)
                Full Prepayments                           (3,565)         (48,766,360.79)
                Partial Prepayments                             0                    0.00
                Liquidations                                 (171)          (2,555,419.67)
                                                                       -------------------
                                                                                                   (98,891,024.23)

                                                                                               ------------------

      Ending Aggregate Principal Balance                   96,257                                1,551,108,975.77
                                                                                               ==================

OTHER RELATED INFORMATION:

Spread Account

      Funded Amount:
                Beginning Balance                                           33,000,000.00
                Deposits                                                     9,682,343.87
                Withdraws                                                            0.00
                                                                       -------------------
                Ending Balance                                                                      42,682,343.87


                Beginning Initial Deposit                                   33,000,000.00
                      Repayments                                                     0.00
                                                                       -------------------
                Ending Initial Deposit                                                              33,000,000.00


Servicer Advances

      Beginning Unreimbursed Advances:                                               0.00
      New Advances                                                             851,958.10
      Advances Reimbursed                                                            0.00
                                                                       -------------------
      Ending Unreimbursed Advances:                                                                    851,958.10

Net Charge-Off Data:
      Charge-Offs                                                              443,695.70
      Recoveries                                                               (69,562.84)
                                                                       -------------------
      Net Charge-Offs                                                                                  374,132.86

Delinquencies (P&I):                                   # of loans
      30-59 Days                                              749            8,652,531.01
      60-89 Days                                              122            1,513,562.95
      90-119 Days                                               3               29,766.21
      120 days and over                                         0                    0.00

Repossessions                                                  28              281,650.53

Contracts Repurchased (pursuant to Sect. 3.02, 4.07,
  or 9.01 of the Sale and Servicing Agreement)                  0                                            0.00

Cumulative Charge-Off Percentage                                                                             0.02%
Delinquency Percentage                                                                                       0.04%

WAC                                                                                                       10.5669%
WAM                                                                                                        61.599

                        WFS FINANCIAL 2003-3 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended October 31, 2003
                   for Distribution Date of November 20, 2003


                                              NOTE       PRIOR
                            BEGINNING       QUARTERLY    PRIN-     TOTAL                                REMAINING        TOTAL
         ORIGINAL          OUTSTANDING      PRINCIPAL    CIPAL   PRINCIPAL     PRINCIPAL    CURRENT    OUTSTANDING     PRINCIPAL
        PRINCIPAL           PRINCIPAL     DISTRIBUTABLE CARRY- DISTRIBUTABLE  DISTRIBUTION PRINCIPAL    PRINCIPAL      AND INTEREST
CLASSES  BALANCE             BALANCE          AMOUNT      OVER     AMOUNT        AMOUNT    CARRYOVER     BALANCE       DISTRIBUTION
====================================================================================================================================
A-1       275,000,000.00   275,000,000.00 98,891,024.23   0.00 98,891,024.23 98,891,024.23    0.00     176,108,975.77  99,615,305.48

A-2       370,000,000.00   370,000,000.00          0.00   0.00          0.00          0.00    0.00     370,000,000.00   1,331,588.89

A-3A      203,000,000.00   203,000,000.00          0.00   0.00          0.00          0.00    0.00     203,000,000.00   1,058,870.56

A-3B      367,000,000.00   367,000,000.00          0.00   0.00          0.00          0.00    0.00     367,000,000.00   1,087,543.33

A-4       435,000,000.00   435,000,000.00          0.00   0.00          0.00          0.00    0.00     435,000,000.00   3,220,208.33
====================================================================================================================================
  TOTAL 1,650,000,000.00 1,650,000,000.00 98,891,024.23   0.00 98,891,024.23 98,891,024.23    0.00   1,551,108,975.77 106,313,516.59
====================================================================================================================================


                     NOTE
                   QUARTERLY                 TOTAL
                    INTEREST      PRIOR     INTEREST      INTEREST    CURRENT  DEFICIENCY POLICY
 NOTE   INTEREST DISTRIBUTABLE   INTEREST DISTRIBUTABLE DISTRIBUTION INTEREST    CLAIM    CLAIM
CLASSES   RATE       AMOUNT     CARRYOVER    AMOUNT        AMOUNT    CARRYOVER   AMOUNT   AMOUNT
=================================================================================================
  A-1   1.12875%     724,281.25   0.00      724,281.25    724,281.25    0.00      0.00      0.00

  A-2      1.58%   1,331,588.89   0.00    1,331,588.89  1,331,588.89    0.00      0.00      0.00

 A-3a      2.29%   1,058,870.56   0.00    1,058,870.56  1,058,870.56    0.00      0.00      0.00

 A-3b*     1.27%   1,087,543.33   0.00    1,087,543.33  1,087,543.33    0.00      0.00      0.00

  A-4      3.25%   3,220,208.33   0.00    3,220,208.33  3,220,208.33    0.00      0.00      0.00
=================================================================================================
 TOTAL             7,422,492.36   0.00    7,422,492.36  7,422,492.36    0.00      0.00      0.00
=================================================================================================

* Note: The LIBOR rate for this distribution period is 1.14%.
The interest rate for class A-3B is LIBOR + 0.13%.

                        WFS FINANCIAL 2003-3 OWNER TRUST
                              Officer's Certificate
                  for Collection Period ended October 31, 2003
                   for Distribution Date of November 20, 2003


Detailed Reporting

           See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of October 31, 2003 and were performed in conformity with the Sale and Servicing Agreement dated August 1, 2003.


                                          --------------------------------------
                                          Lori Bice
                                          Assistant Vice President
                                          Director of Technical Accounting

                                          --------------------------------------
                                          Susan Tyner
                                          Vice President
                                          Assistant Controller